UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 6, 2017, Cadus Corporation (the “Company”) was informed by its independent registered public accounting firm, Baker Tilly Virchow Krause, LLP (“Baker Tilly”) of Baker Tilly’s decision to decline to stand for reappointment as independent registered accountants for Cadus Corporation.

The principal accountant’s reports of Baker Tilly on the financial statements of the Company as of and for the years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2016 and December 31, 2015 and through April 6, 2017, there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Baker Tilly’s satisfaction would have caused Baker Tilly to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2016 and December 31, 2015 and from December 31, 2016 through April 6, 2017, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Baker Tilly with a copy of the foregoing disclosure and requested Baker Tilly to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Baker Tilly, dated April 11, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Baker Tilly Virchow Krause, LLP to the Securities and Exchange Commission dated April 11, 2017 regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2017	Cadus Corporation

	By:	/s/ Hunter C. Gary
Name: Hunter C. Gary, President and Chief Executive Officer